Exhibit 99

NEWS

ANADARKO ANNOUNCES SECOND-QUARTER 2014 RESULTS

INCREASES MIDPOINT OF 2014 SALES-VOLUME GUIDANCE
BY 5 MILLION BOE

HOUSTON, July 29, 2014 - Anadarko Petroleum Corporation (NYSE: APC) today announced its financial and operating results for the second quarter of 2014, including net income attributable to common stockholders of $227 million, or $0.45 per share (diluted). These results include certain items typically excluded by the investment community in published estimates, which in the aggregate decreased net income by $442 million or $0.87 per share (diluted).(1) Cash flow from operating activities in the second quarter of 2014 was $2.462 billion, and discretionary cash flow totaled $2.434 billion.(2)
SECOND-QUARTER 2014 HIGHLIGHTS

•
Delivered record average daily sales volumes of 848,000 barrels of oil equivalent (BOE) per day, including a 50,000-barrels-per-day increase in oil sales volumes over the second quarter of 2013 from the U.S. onshore

•	Achieved oil production milestones in Algeria and Ghana, and advanced the Gulf of Mexico Lucius project on schedule

•	Reached a settlement agreement on the Tronox Adversary Proceeding

•	Announced a 50-percent increase in the company’s quarterly dividend to 27 cents per share
“Anadarko delivered exceptional operating performance during the second quarter, with an increase of 65,000 barrels of oil per day over the second quarter of 2013 led by our U.S. onshore assets and the El Merk development in Algeria,” said Al Walker, Anadarko Chairman, President and CEO. “We are increasing our full-year sales-volume guidance by 5 million BOE, reflecting our confidence in the portfolio’s capability to continue delivering strong results. To further enhance performance, we will continue to be an active portfolio manager and pursue additional opportunities to accelerate value as appropriate.”

OPERATIONS SUMMARY
During the second quarter, Anadarko’s sales volumes of crude oil, natural gas and natural gas liquids (NGLs) totaled a record 77 million BOE, or an average of 848,000 BOE per day, representing an increase of almost 100,000 BOE per day over the second quarter of 2013.
Anadarko’s U.S. onshore liquids sales volumes increased by more than 86,000 barrels per day over the second quarter of 2013, led by outstanding growth in the company’s liquids-rich assets in the Wattenberg field, Eagleford Shale, Wolfcamp Shale and the East Texas/North Louisiana area. The Wattenberg field averaged a record 169,000 BOE per day in the second quarter, a 63,000-BOE-per-day increase over the second quarter of 2013. Wattenberg’s growth was highlighted by an increase of 52,000 barrels per day of higher-margin liquids volumes relative to the second-quarter 2013, resulting from the continued strong performance of the company’s horizontal program, higher NGL recoveries through the startup of the Lancaster cryogenic plant and lower line pressures in the field.
Anadarko achieved oil production milestones at the El Merk development in Algeria, which recently achieved a gross-daily production record of more than 150,000 barrels per day, and at the Jubilee field offshore Ghana, where cumulative gross oil production surpassed 100 million barrels during the quarter.
In the Gulf of Mexico, Anadarko completed all major construction and installation projects at its Lucius development. The 80,000-barrels-of-oil-per-day Lucius spar is expected to achieve first oil on schedule around the beginning of the fourth quarter of 2014. In addition, construction on the hull of the Heidelberg spar is nearly complete, and it remains on schedule to achieve first oil in 2016.

OPERATIONS REPORT
For details on Anadarko’s operating areas and exploration program, including tables illustrating same-store sales information,(3) please refer to the comprehensive report on second-quarter 2014 activity. The report is available at www.anadarko.com.

FINANCIAL SUMMARY
During the quarter, the company generated more than $2.4 billion of discretionary cash flow and ended the quarter with approximately $5.4 billion of cash on hand, while increasing the quarterly dividend by 50 percent. In addition, Anadarko entered into a settlement agreement with the plaintiffs in the Tronox Adversary Proceeding. The settlement agreement is subject to approval by the District Court, which the company expects to occur during the second half of 2014.

Anadarko also enhanced its liquidity position by issuing $1.25 billion of senior notes, and by entering into new unsecured credit facilities, which are available upon the satisfaction of certain conditions. Additionally, the company successfully completed a secondary sale of WGP common units, which resulted in cash proceeds of approximately $335 million to Anadarko.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host a conference call on Wednesday, July 30, 2014, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss second-quarter results, current operations and the company’s outlook for the remainder of 2014. The dial-in number is 855.812.0464 in the United States or 970.300.2271 internationally. The confirmation number is 53684166. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Nine pages of summary financial data follow, including current hedge positions and updated financial and production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

(3) See the accompanying table for a reconciliation of same-store sales. “Same-store” sales volumes are intended to present performance of Anadarko’s continuing asset base, giving effect to recently announced or closed divestitures.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2013, the company had approximately 2.79 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including court approval of the settlement agreement related to the Tronox Adversary Proceeding, issuance of the injunction and dismissal with prejudice of the claims asserted in the Adversary Proceeding, Anadarko’s ability to achieve its production targets, successfully manage its capital expenditures, and achieve production and budget expectations on its mega projects. See “Risk Factors” in the company’s 2013 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.
#            #            #
ANADARKO CONTACTS

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912
Christina Ramirez, christina.ramirez@anadarko.com, 832.636.8687

INVESTORS:
John Colglazier, john.colglazier@anadarko.com, 832.636.2306
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Jeremy Smith, jeremy.smith@anadarko.com, 832.636.1544

Anadarko Petroleum Corporation
Certain Items Affecting Comparability

	Quarter Ended June 30, 2014
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(237)	$(151)	$(0.30)
Gains (losses) on divestitures, net	9	8	0.02
Impairments	(117)	(75)	(0.15)
Change in uncertain tax positions (FIN 48)	—	(115)	(0.23)
Contingent Clean Water Act penalty accrual	(90)	(90)	(0.17)
Interest expense related to Tronox settlement	(19)	(19)	(0.04)
	$(454)	$(442)	$(0.87)

*
For the quarter ended June 30, 2014, this includes $(76) million related to commodity derivatives, $(159) million related to other derivatives, and $(2) million related to gathering, processing, and marketing sales.

	Quarter Ended June 30, 2013
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$641	$407	$0.81
Gains (losses) on divestitures, net	13	9	0.02
Impairments	(10)	(4)	(0.01)
Third-party well and platform decommissioning obligation	(141)	(89)	(0.18)
Reversal of Canadian indemnification liability	56	35	0.07
Change in uncertain tax positions (FIN 48)	—	37	0.07
	$559	$395	$0.78

*
For the quarter ended June 30, 2013, this includes $373 million related to commodity derivatives, $262 million related to other derivatives, and $6 million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations (non-GAAP), free cash flow (non-GAAP), as well as net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations because it is useful in comparisons of oil and gas exploration and production companies as it excludes certain fluctuations in assets and liabilities and current taxes related to certain items affecting comparability. Management uses free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2014	2013	2014	2013
Net cash provided by operating activities	$2,462	$2,502	$4,191	$5,005
Add back
Algeria exceptional profits tax settlement	—	(248)	—	(698)
Increase (decrease) in accounts receivable	(83)	(217)	183	(257)
(Increase) decrease in accounts payable and accrued expenses	(84)	(346)	(21)	(221)
Other items—net	82	129	27	11
Certain nonoperating and other excluded items	1	88	1	124
Current taxes related to asset monetization	56	—	576	—
Discretionary cash flow from operations	$2,434	$1,908	$4,957	$3,964

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2014	2013	2014	2013
Discretionary cash flow from operations	$2,434	$1,908	$4,957	$3,964
Less capital expenditures*	2,402	1,866	4,970	3,613
Free cash flow	$32	$42	$(13)	$351

*
Includes Western Gas Partners, LP (WES) capital expenditures of $173 million for the quarter ended June 30, 2014, $138 million for the quarter ended June 30, 2013, $343 million for the six months ended June 30, 2014, and $437 million for the six months ended June 30, 2013.

	Quarter Ended		Quarter Ended
	June 30, 2014		June 30, 2013
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$227	$0.45	$929	$1.83
Less certain items affecting comparability	(442)	(0.87)	395	0.78
Adjusted net income (loss)	$669	$1.32	$534	$1.05

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

June 30,
millions	2014
Total debt	$13,414
Less cash and cash equivalents	5,365
Net debt	$8,049

Net debt	$8,049
Stockholders’ equity	19,331
Adjusted capitalization	$27,380

Net debt to adjusted capitalization ratio	29%

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions except per-share amounts	2014	2013	2014	2013
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$991	$935	$2,208	$1,742
Oil and condensate sales	2,705	1,995	5,129	4,372
Natural-gas liquids sales	411	261	797	564
Gathering, processing, and marketing sales	278	249	589	480
Gains (losses) on divestitures and other, net	54	57	1,560	232
Total	4,439	3,497	10,283	7,390
Costs and Expenses
Oil and gas operating	273	245	586	492
Oil and gas transportation and other	281	253	547	508
Exploration	502	178	801	442
Gathering, processing, and marketing	250	222	502	421
General and administrative	305	260	603	532
Depreciation, depletion, and amortization	1,048	940	2,172	1,962
Other taxes	361	245	675	525
Impairments	117	10	120	39
Algeria exceptional profits tax settlement	—	—	—	33
Deepwater Horizon settlement and related costs	93	4	93	7
Total	3,230	2,357	6,099	4,961
Operating Income (Loss)	1,209	1,140	4,184	2,429
Other (Income) Expense
Interest expense	186	172	369	336
(Gains) losses on derivatives, net	323	(656)	776	(465)
Other (income) expense, net	(13)	98	(12)	92
Tronox-related contingent loss	19	—	4,319	—
Total	515	(386)	5,452	(37)
Income (Loss) Before Income Taxes	694	1,526	(1,268)	2,466
Income tax expense (benefit)	428	567	1,092	1,023
Net Income (Loss)	266	959	(2,360)	1,443
Net income (loss) attributable to noncontrolling interests	39	30	82	54
Net Income (Loss) Attributable to Common Stockholders	$227	$929	$(2,442)	$1,389
Per Common Share
Net income (loss) attributable to common stockholders—basic	$0.45	$1.84	$(4.84)	$2.75
Net income (loss) attributable to common stockholders—diluted	$0.45	$1.83	$(4.84)	$2.74
Average Number of Common Shares Outstanding—Basic	505	502	505	501
Average Number of Common Shares Outstanding—Diluted	507	504	505	504

Exploration Expense
Dry hole expense	$302	$66	$423	$224
Impairments of unproved properties	109	20	186	39
Geological and geophysical expense	37	23	80	60
Exploration overhead and other	54	69	112	119
Total	$502	$178	$801	$442

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions	2014	2013	2014	2013
Cash Flows from Operating Activities
Net income (loss)	$266	$959	$(2,360)	$1,443
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, and amortization	1,048	940	2,172	1,962
Deferred income taxes	142	401	188	563
Dry hole expense and impairments of unproved properties	411	86	609	263
Impairments	117	10	120	39
(Gains) losses on divestitures, net	(9)	(13)	(1,468)	(157)
Total (gains) losses on derivatives, net	325	(659)	786	(460)
Operating portion of net cash received (paid) in settlement of derivative instruments	(88)	18	(186)	65
Other	54	77	108	121
Changes in assets and liabilities
Deepwater Horizon settlement and related costs	92	1	92	1
Algeria exceptional profits tax settlement	—	248	—	698
Tronox-related contingent loss	19	—	4,319	—
(Increase) decrease in accounts receivable	83	217	(183)	257
Increase (decrease) in accounts payable and accrued expenses	84	346	21	221
Other items—net	(82)	(129)	(27)	(11)
Net Cash Provided by Operating Activities	$2,462	$2,502	$4,191	$5,005

Capital Expenditures	$2,402	$1,866	$4,970	$3,613

	June 30,	December 31,
millions	2014	2013
Condensed Balance Sheets
Cash and cash equivalents	$5,365	$3,698
Accounts receivable, net of allowance	3,079	2,722
Other current assets	536	688
Net properties and equipment	41,487	40,929
Other assets	2,352	2,082
Goodwill and other intangible assets	5,595	5,662
Total Assets	$58,414	$55,781
Other current liabilities	$5,499	$5,703
Deepwater Horizon settlement and related costs	92	—
Tronox-related contingent liability	5,169	—
Long-term debt	13,414	13,065
Deferred income taxes	9,186	9,245
Other long-term liabilities	3,882	4,118
Stockholders’ equity	19,331	21,857
Noncontrolling interests	1,841	1,793
Total Liabilities and Equity	$58,414	$55,781
Capitalization
Total debt	$13,414	$13,565
Stockholders’ equity	19,331	21,857
Total	$32,745	$35,422

Capitalization Ratios
Total debt	41%	38%
Stockholders’ equity	59%	62%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
		Crude Oil &			Crude Oil &			Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls	Per Mcf	Per Bbl	Per Bbl
Quarter Ended June 30, 2014
United States	2,620	196	119	238	18	11	$4.16	$98.69	$37.39
Algeria	—	72	1	—	7	—	—	108.64	66.69
Other International	—	23	—	—	2	—	—	110.16	—
Total	2,620	291	120	238	27	11	$4.16	$102.04	$37.66

Quarter Ended June 30, 2013
United States	2,647	155	83	241	14	7	$3.88	$94.99	$34.33
Algeria	—	43	—	—	4	—	—	102.18	—
Other International	—	28	—	—	3	—	—	101.84	—
Total	2,647	226	83	241	21	7	$3.88	$97.21	$34.33

Six Months Ended June 30, 2014
United States	2,658	189	109	481	34	20	$4.59	$96.86	$40.08
Algeria	—	65	1	—	12	—	—	108.60	66.69
Other International	—	27	—	—	5	—	—	109.00	—
Total	2,658	281	110	481	51	20	$4.59	$100.76	$40.22

Six Months Ended June 30, 2013
United States	2,668	157	85	483	28	15	$3.61	$96.17	$36.29
Algeria	—	48	—	—	9	—	—	108.06	—
Other International	—	36	—	—	7	—	—	107.66	—
Total	2,668	241	85	483	44	15	$3.61	$100.26	$36.29

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE
Quarter Ended June 30, 2014	848		77
Quarter Ended June 30, 2013	750		69

Six Months Ended June 30, 2014	834		151
Six Months Ended June 30, 2013	771		140

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
		Crude Oil &			Crude Oil &
millions	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs
Quarter Ended June 30, 2014
United States	$991	$1,768	$404	$(41)	$(44)	$2
Algeria	—	711	7	—	(5)	—
Other International	—	226	—	—	—	—
Total	$991	$2,705	$411	$(41)	$(49)	$2

Quarter Ended June 30, 2013
United States	$935	$1,336	$261	$(16)	$1	$3
Algeria	—	400	—	—	33	—
Other International	—	259	—	—	—	—
Total	$935	$1,995	$261	$(16)	$34	$3

Six Months Ended June 30, 2014
United States	$2,208	$3,308	$790	$(122)	$(60)	$2
Algeria	—	1,293	7	—	—	—
Other International	—	528	—	—	—	—
Total	$2,208	$5,129	$797	$(122)	$(60)	$2

Six Months Ended June 30, 2013
United States	$1,742	$2,729	$564	$51	$2	$5
Algeria	—	937	—	—	14	—
Other International	—	706	—	—	—	—
Total	$1,742	$4,372	$564	$51	$16	$5

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 29, 2014

	3rd Qtr			Total Year
	Guidance *			Guidance *

	Units			Units

Total Sales Volumes (MMBOE)	76	—	78	299	—	302
Total Sales Volumes (MBOE/d)	826	—	848	819	—	827

Crude Oil (MBbl/d)	304	—	311	283	—	286

United States	203	—	208	195	—	199
Algeria	72	—	73	68	—	70
Ghana	29	—	30	19	—	20

Natural Gas (MMcf/d)

United States	2,425	—	2,475	2,530	—	2,560

Natural Gas Liquids (MBbl/d)

United States	110	—	120	112	—	115
Algeria	2	—	3	1	—	2

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl)	(2.00)	—	2.00	(2.00)	—	2.00

United States	(6.00)	—	(1.00)	(6.00)	—	(1.00)
Algeria	5.00	—	10.00	5.00	—	10.00
Ghana	3.00	—	8.00	4.00	—	9.00

Natural Gas ($/Mcf)

United States	(0.50)	—	(0.25)	(0.35)	—	(0.25)

* All volumes exclude the impact from China and Pinedale/Jonah.

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 29, 2014

	3rd Qtr			Total Year
	Guidance *			Guidance *

	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	50	—	70	230	—	250
Minerals and Other	45	—	55	190	—	210

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	3.80	—	4.00	3.80	—	4.00
Oil & Gas Transportation/Other	3.85	—	4.05	3.80	—	3.90
Depreciation, Depletion, and Amortization	14.00	—	14.50	14.00	—	14.50
Production Taxes (% of Product Revenue)	9.0%	—	9.5%	8.5%	—	9.0%

	$ MM			$ MM

General and Administrative	350	—	370	1,200	—	1,300
Exploration Expense
Non-Cash	150	—	200	850	—	950
Cash	105	—	115	400	—	450
Interest Expense (net)	195	—	205	760	—	770
Other (Income) Expense - Includes Noncontrolling Interests	60	—	70	175	—	195

Tax Rate
Algeria (All current)	45%	—	55%	45%	—	55%
Rest of Company (50% Current for Q3 and 10% for FY)	40%	—	50%	35%	—	45%

Avg. Shares Outstanding (MM)
Basic	505	—	506	504	—	505
Diluted	507	—	508	507	—	508

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM

APC Capital Expenditures	2,100	—	2,300	8,600	—	8,800

* Excludes items affecting comparability

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of July 29, 2014

		Weighted Average Price per Barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2015
Brent	25	$85.00	$100.00	$117.55

Fixed Price - Financial
2014
WTI	70	$96.03
Brent	70	$109.55
	140	$101.94

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2014	600	$2.75	$3.75	$5.01
2015	635	$2.75	$3.75	$4.76

Fixed Price - Financial
2014	1,000	$4.23

Interest-Rate Derivatives
As of July 29, 2014

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received
Swap	$50 Million	Sept. 2016	Sept. 2026	5.91%	3M LIBOR
Swap	$1,850 Million	Sept. 2016	Sept. 2046	6.05%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended June 30, 2014				Quarter Ended June 30, 2013
		Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Total	Natural Gas	Condensate	NGLs	Total
	MMcf/d	MBbls/d	MBbls/d	MBOE/d	MMcf/d	MBbls/d	MBbls/d	MBOE/d
U.S. Onshore	2,444	146	113	667	2,279	96	74	550
Deepwater Gulf of Mexico	176	41	6	76	280	46	6	98
International and Alaska	—	101	1	102	—	74	—	74
Same-Store Sales	2,620	288	120	845	2,559	216	80	722
China and Pinedale/Jonah	—	3	—	3	88	10	3	28
Total	2,620	291	120	848	2,647	226	83	750